BYLAWS

OF

BIOPOWER OPERATIONS CORPORATION, a Nevada Corporation

(the "Corporation")

ARTICLE I

OFFICES

1.     Principal Executive Office.

The principal executive office of the Corporation hereby is fixed and located at 1000 Corporate Drive, Suite 200, Fort Lauderdale, Florida 33334, with its principal mailing address being 1000 Corporate Drive, Suite 200, Fort Lauderdale, Florida 33334. The Board of Directors (the "Board of Directors") hereby is granted full power and authority to change the principal executive office of the Corporation from one location to another within or without the State of Nevada. Any such change shall be noted in these bylaws (these "Bylaws") by the Secretary, opposite this Section, or this Section may be amended, to state the new location.

2.     Other Offices.

The Board of Directors at any time may establish other business offices wherever the Corporation is qualified to do business.

ARTICLE II

MEETINGS

1.     Annual Meeting.

The annual meeting of the stockholders shall be held at such date and time as the Board of Directors shall determine, for the purpose of electing directors and for the transactions of such other business as may properly come before the meeting.

2.     Special Meetings.

Special meetings of the stockholders may be called for any purpose or purposes at any time by a majority of the Board of Directors or by the Chairman of the Board or the President.

3.     Place of Meetings.

Annual and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

4.     Notice of Meeting.

Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by its managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, limited-liability company, partnership or trust. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened.

5.     Fixing Date for Determination of Stockholders Record.

In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, any meeting of stockholders, to any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distributions or allotment of any rights, or to exercise any rights in respect of any other change, conversation or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board of Directors has not fixed a record date for determining the stockholders entitled to notice of, and to vote at, a meeting of stockholders, the record date shall be at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining stockholders for any purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.     Quorum and Manner of Acting.

At any meeting of the stockholders, the presence, in person or by proxy, the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles of Incorporation"). All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the Nevada General Corporation Law, the Articles of incorporation or Sections of these Bylaws requiring the affirmative vote of a different proportion of stockholders, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

7.     Voting of Shares of Stock.

Each stockholder shall be entitled to the number of votes (or corresponding fraction thereof) authorized for shares of such class or series in the Corporation's Articles of Incorporation or any certificate of designation for such class or series for each share of stock (or fraction thereof) standing in his, or its name on the books of the Corporation on the record date. A stockholder may vote either in person or by valid proxy, as defined in Section 11 of this Article II, executed in writing by the stockholder or by his, her or its duly authorized attorney in fact. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

8.     Organization.

At each meeting of the stockholders, the Chairman of the Board, or if he or she is absent therefrom or if no Chairman is appointed, the President, or if he or she is absent therefrom, one of the Vice Presidents or, if all are absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporations are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 8 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

9.     Order of Business.

The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting.

10.   Voting.

At all meetings of stockholders, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Articles of Incorporation or any certificate of designation in respect of stock of such class or series. Stockholders shall not have cumulative voting rights with respect to the election of directors or for any other purpose.

11.  Voting by Proxy.

At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the

Corporation.

12.  Action by Stockholders without a Meeting.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided, the Board of Directors has adopted a resolution approving the action to be taken and a consent in writing, setting forth the action so taken, is signed by stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required) and such consent is filed with the minutes of the proceedings of the stockholders.

13.  Irregularities.

All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.

14.  Advance Notice of Stockholder Proposals.

Advance notice of a stockholder proposal for consideration at an annual meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor later than 5:00p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the I 50th day prior to the date of such annual meeting and not later than 5:00p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Advance notice of a stockholder proposal for consideration at a special meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation not later than the date specified in the notice to stockholders of a special meeting of stockholders; the date specified in the notice to stockholders of a special meeting of stockholders shall be a date that is deemed by the Corporation to be a reasonable time before the Corporation begins to print and mail proxy materials.

ARTICLE III

BOARD OF DIRECTORS

1.     General Powers.

The property, business and affairs of the Corporation shall be managed by the Board of Directors.

2.     Number, Term of Office and Qualifications.

The number of directors constituting the full board of directors of the corporation shall be fixed from time to time by the Board of Directors, but shall not exceed seven. The terms of the directors shall run until January 31, 2013, and subsequent terms shall run for two year periods of service thereafter.

3.     Place of Meeting.

The Board of Directors may hold its meetings, either within or without the State of Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.

4.     Annual Meetings.

As soon as practicable after each annual election of directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

5.     Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

6.     Special Meetings: Notice.

Special meetings of the Board of Directors shall be held, either within or without the State of Nevada, whenever called by the Chairman of the Board, or by the President or a majority of the directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 9 of this Article III, notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or notice given to him or her by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it related, shall be equivalent to the giving of notice of such meeting to the director or directors signing such waiver. Attendance of a director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.     Quorum and Manner of Acting.

A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

8.     Organization.

At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the President, or if he or she is absent therefrom, a director chosen by a majority of the directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9.     Action by Directors without a Meeting.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

10.   Resignations.

Any director may resign at any time by giving written notice of his or her resignation of to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.   Vacancies.

All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors. When one or more directors gives notice of his or their resignation to the Board of Directors, effective at a future date, the Board of Directors may fill the vacancy or vacancies to take effect when the resignation or resignations become effective and each director so appointed shall hold office during the remainder of the term of office of the resigning director or directors.

12.   Compensation.

The Board of Directors may at any time and from time to time by resolution provide that the directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or both, in either case payable in cash, the Corporation's stock or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefore, but the Board of Directors may by resolution provide that any director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a director.

ARTICLE IV

OFFICERS

1.     Number.

The Corporation shall have the following officers: Chief Executive Officer, President, Secretary and Treasurer. At the discretion of the Board of Directors, the corporation may have additional officers, Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

2.     Election and Term of Office.

The officers of the Corporation shall be elected annually by the Board of Directors or at a special meeting of the Board of Directors called for that purpose. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3.     Agents.

In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

4.     Removal.

Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5.     Resignations.

Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.     Vacancies.

A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

7.     Chairman of the Board.

The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have, subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. If at any time the Corporation has no Chairman of the Board, the duties and responsibilities designated for such position shall be performed by the President, or by an officer of the Corporation designated by the President or, in the absence of such designation, as designated by the Board of Directors. The Chairman of the Board shall: (a) preside at all meetings of the stockholders and at all meetings of the Board of Directors; (b) make a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as form time to time may be assigned to him or her by the Board of Directors.

8.     President.

The President shall have, subject to the control of the Board of Directors and the Chairman of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. At the request of the Chairman of the Board, or in case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officers or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may cause the corporate seal, if any , to be affixed to any instrument which requires it. In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

9.     Vice President.

The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, a Vice President so designated by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

10.   Secretary.

The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the committees of the Board of Directors, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicial of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal authorized and required; (d) sign, with the Chairman of the Board, the President, or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each become a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

11.   Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever; (c) deposit all such monies to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the President or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President or any of the directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

12.      Assistant Officers.

Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board or the President.

13.   Combination of Offices.

Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

14.   Compensation.

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLEV

COMMITTEES

1.     Committees.

The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute committees, which shall in each case consist of one or more of the directors and, at the discretion of the Board of Directors, such officers who are not directors. The Board of Directors may designate one or more directors or officers who are not directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

2.     Committee Minutes.

Each committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

3.     Action by Committees without a Meeting.

Any action required or permitted to be taken at a meeting of any committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of the committee and such consent is filed with the minutes of the proceedings of the committee.

4.     Resignations.

Any member of any committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.     Vacancies.

Any vacancy in any committee shall be filled by the vote of a majority of the whole Board of Directors.

6.     Compensation.

The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member in either case payable in cash, the Corporation stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving Compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

7.     Dissolution of Committees: Removal of Committee Member.

The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve any committee, and, with or without cause, remove any member thereof.

ARTICLE VI

MISCELLANEOUS

1.     Execution of Contracts.

Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the President, or any Vice President. In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confirmed to specific instances as the Board of Directors may by resolution determine.

2.     Attestation.

Any Vice President, the Secretary or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3.     Checks, Drafts.

All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.     Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

5.     Proxies in Respect of Stock or Other Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

6.     Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors. Initially, the fiscal year shall begin on May 1 and end on April 30.

ARTICLE VII

STOCK

1.     Certificates.

Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation or transfer shall be cancelled, and no new certificate shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.     Transfer of Stock.

Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3.     Regulations.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporations. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

4.     Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.     Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Nevada General Corporation Law.

ARTICLE IX

SEAL

A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall bear the full name of the Corporation and the year and state of incorporation, or words or figures of similar import.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify its directors and officers to the maximum extent permitted by the Nevada General Corporation Law and as set forth in the Articles of Incorporation.

ARTICLE XI

AMENDMENTS

These Bylaws may be released, altered or amended, or new bylaws may be adopted by the affirmative vote of a majority of all the directors. These Bylaws may also be repealed, altered or amended, or new bylaws may be adopted by the affirmative vote of not less than two-thirds of the combined voting power of the then outstanding capital stock of the Corporation.

The undersigned Secretary of BIOPOWER OPERATIONS CORPORATION hereby certifies the foregoing to be the Bylaws of the Corporation, as adopted by the Board of Directors on the 7th day of June, 2012.

Is/
Robert Kohn, Secretary